Exhibit 10.12

CONTRATO DE PRÉSTAMO PARTICIPATIVO

ENTRE LAS ENTIDADES

GADES SPORTS TECHNOLOGY INDUSTRY, FCRE

E

INDANSPO, S.L.

En El Puerto de Santa Maria, a 24 de febrero de 2022

ÍNDICE

PRIMERA. - OBJETO

SEGUNDA. - PLAZO DEL PRÉSTAMO Y AMORTIZACIÓN DEL CAPITAL

TERCERA. - OBLIGACIONES Y DERECHOS DE LA PRESTAMISTA

CUARTA. - OBLIGACIONES A CARGO DE LA PRESTATARIA

QUINTA. - REPORTING

SEXTA. - INTERÉS APLICABLE

SEPTIMA. - VENCIMIENTO ANTICIPADO

OCTAVA. - INCUMPLIMIENTO. INTERESES DE DEMORA

NOVENA. - ELEVACIÓN A PÚBLICO

DECIMA. - NOTIFICACIONES Y COMUNICACIONES

UNDECIMA. - INDEPENDENCIA ENTRE LAS PARTES

DECIMOSEGUNDA. - CONFIDENCIALIDAD

DECIMOTERCERA. - INTEGRIDAD DEL CONTRATO

DECIMOCUARTA. - CESIÓN DEL CONTRATO

DECIMOQUINTA. - LEGISLACIÓN APLICABLE Y JURISDICCIÓN COMPETENTE

DECIMOSEXTA. - CONSIDERACIONES FINALES

CONTRATO DE PRÉSTAMO PARTICIPATIVO ENTRE LAS SOCIEDADES

GADES SPORTS TECHNOLOGY INDUSTRY, FCRE. E INDANSPO, S.L.

En El Puerto de Santa Maria (Cádiz), a 24 de febrero de 2022

REUNIDOS

De una parte, Doña Cristina Romero Morenilla, mayor de edad, provisto/a de DNI/NIF número 32.860.683-P y con domicilio a estos efectos sito en El Puerto de Santa Maria (Cádiz), calle Los Moros, 32

De otra parte, Don Manuel Ignacio Díaz Charlo, mayor de edad, provisto/a de DNI/NIF número 34.048.010-Y y con domicilio a estos efectos sito en Cádiz, Edificio Marqués de Coprani, Calle San Bartolomé, 7.

INTERVIENEN

Dª Cristina Romero Morenilla, en nombre y representación de GADES SPORTS TECHNOLOGY INDUSTRY, FCRE (en adelante “GADES SPORTS” o “La Prestamista”), con C.I.F. V-09654831 y sede en El Puerto de Santa Maria (Cádiz), Calle Los Moros, 32, que fue constituida mediante documento privado de fecha 20 de enero de 2022 por un plazo inicial de diez años desde el primer cierre e inscrito en la Comisión Nacional del Mercado de Valores el 18 de febrero de 2022 con el número de registro 55. Interviene en calidad de Consejera Delegada de Mar Océana Venture Capital Investments, S.A. SGEIC, como sociedad administradora del Fondo Gades Sports Technology Industry FCRE.

D. Manuel Ignacio Díaz Charlo, en nombre y representación de INDANSPO, S.L. (en adelante “INDANSPO” o “La Prestataria”), con C.I.F. B-67967661 y sede en Cádiz, Edificio Marqués de Coprani, Calle San Bartolomé, 7, que fue constituida mediante Escritura otorgada en San Fernando, el dia 3 de enero de 2022 ante el Notario Don Ignacio-José Padial Gómez Torrente, con el número 5 de orden de su protocolo. Interviene en calidad de administrador único de INDANSPO, mediante Escritura otorgada ante el Notario de El Puerto de Santa Maria, D. Antonio Manuel Torres Dominguez, el dia 24 de febrero de 2022, con el número de su protocolo 350.

Ambas Partes (conjuntamente “las Partes”) se declaran, en el concepto en que respectivamente intervienen, con la capacidad legal necesaria para el otorgamiento del presente documento, y a tal efecto

EXPONEN

I.	Que la Prestataria está interesada en contratar un Préstamo Participativo con la empresa Prestamista, para destinarlo a la realización de una serie de inversiones dentro del marco de las actividades propias de su objeto social.

II.	Que la Prestamista está interesada en conceder a la Prestataria un Préstamo Participativo, en las condiciones establecidas en el presente Contrato.

III.	Que la Prestataria ha dado a conocer la situación económico-financiera de su compañía, el contenido de sus estatutos sociales, la composición de sus órganos de administración y la identidad de sus socios a la empresa Prestamista, que declara su conformidad al respecto.

IV.	Que las Partes acuerdan libremente otorgar el presente CONTRATO DE PRÉSTAMO PARTICIPATIVO, que se regirá por los siguientes:

CLÁUSULAS

PRIMERA.- OBJETO.

La empresa Prestamista concede a la Prestataria, quien acepta, un préstamo participativo por el importe total de SEIS MILLONES OCHOCIENTOS MIL EUROS (6.800.000,00€), de acuerdo con las características, condiciones y plazos que se estipulan en el presente Contrato.

El presente préstamo de carácter mercantil se regirá por los pactos particulares indicados en este contrato y por las disposiciones legales españolas aplicables al mismo, en particular por lo dispuesto en el artículo 20 del Real Decreto Ley 7/1996 de siete de junio y por la Disposición Adicional Segunda de la Ley 10/1996 de 18 de diciembre.

La empresa Prestataria hará uso del préstamo para desarrollar una inversión enfocada a la Industria Tecnológica del Deporte, así como en la gestión de aquellos activos que puedan aportar valor a esta industria, centrados especialmente en la posibilidad de la realización de eventos y celebraciones deportivas y de otro tipo, así como en el desarrollo tecnológico de la misma y del sector de la Salud; para ello, como primera actuación, se adquirirán los terrenos situados en el término municipal de Puerto Real correspondiente con la parcela del Plan Parcial 2A-1B, del Polígono EL TROCADERO, Unidades NUEVE Y DIEZ y cuya descripción registral es la siguiente:

             Parcela que se corresponde con la finca registral número 9.083 del Registro de la Propiedad Nº2 de El Puerto de Santa María. La parcela incluye una pequeña finca de acceso a la planta, que es la finca registral número 24.694, de la que le corresponde el 63,73% del pleno dominio y el 36,27% a la Agencia de Innovación y Desarrollo de Andalucía (IDEA), no siendo objeto de transmisión este último porcentaje de propiedad.

SEGUNDA.- PLAZO DEL PRÉSTAMO Y AMORTIZACIÓN DEL CAPITAL.

El Préstamo objeto del presente Contrato se pacta por un período de cinco (5) años, que se inicia en el día de hoy y cuyo vencimiento coincide con el día 23 de febrero de 2027, fecha en la que el Prestatario deberá devolver el Principal del Préstamo, junto con los intereses que se hubieren devengado.

No obstante lo anterior, el presente Contrato podrá ser objeto de prórroga por períodos de 1 año cada uno de ellos, si las partes así lo decidieran de mutuo acuerdo en los días previos a la finalización del plazo mencionado.

TERCERA.- OBLIGACIONES Y DERECHOS DE LA PRESTAMISTA.

3.1.	OBLIGACIONES A CARGO DE LA PRESTAMISTA.

3.1.1.	La Prestamista deberá entregar a la Prestataria, desde la fecha de firma del presente Contrato, la cantidad prestada mediante transferencia/s a la cuenta bancaria indicada por la prestataria del Banco Santander Nº: ES37 0049 0122 8529 1192 4694

3.1.2.	La Prestamista deberá cumplir con el resto de las obligaciones que se deriven del presente Contrato y sus Anexos, si los hubiere.

3.2.	DERECHOS DE LA PRESTAMISTA. EVENTUAL CONVERSIÓN. CONTROL.

Además de los derechos que le son reconocidos en caso de incumplimiento de la Prestataria y de los que ostenta en virtud de lo previsto en este Contrato y en la legislación que se aplique en cada caso, las Partes reconocen expresamente que será derecho de la Prestamista la facultad de optar en cualquier momento por la conversión del Préstamo en participaciones sociales/acciones de la empresa Prestataria, manteniendo su posición de control dentro de la misma. En su virtud, la Prestamista podrá optar, en lugar de por amortizarse el Préstamo en la fecha de vencimiento final del mismo, por convertir la cantidad objeto del Préstamo y los intereses devengados en capital social de la Prestataria (a través de una ampliación de capital por compensación de créditos por un importe igual al del mencionado principal más intereses), estando obligada la Prestataria a dicha conversión si la Prestamista hubiera efectivamente optado por la capitalización y así lo comunicase por escrito que deje constancia de su recepción a la Prestataria que deberá al efecto convocar una Junta General en un plazo no superior a quince (15) días desde la fecha de la correspondiente comunicación, incluyendo en el orden del día de la misma el correspondiente acuerdo de ampliación del capital social.

CUARTA.- OBLIGACIONES A CARGO DE LA PRESTATARIA

4.1.	La Prestataria deberá devolver a la Prestamista, en el tiempo y forma pactados en el presente Contrato, la cantidad prestada, además de los intereses devengados pendientes de pago.

4.2.	La Prestataria deberá presentar a la Prestamista, no más tarde de tres (3) meses desde el cierre de cada ejercicio, las Cuentas Anuales una vez aprobadas por la Junta General y, en caso de que así lo solicite la Prestamista, y, si lo considera necesario debidamente auditada por un auditor aceptado por la misma, en este caso, los costes de auditoria serán por cuenta de la prestamista.

4.3.	Actualmente la Prestamista, en ejercicio de sus derechos de socio, ha designado al administrador único de la Prestataria y designará al mismo nuevamente tras la caducidad de su cargo. Si la Prestataria decide, en su caso, cambiar el órgano de administración de la sociedad a un Consejo de Administración, la Prestamista se reserva el derecho a designar y nombrar a la mitad más uno de sus miembros.

4.4.	La Prestataria deberá comunicar a la Prestamista, con carácter previo a su adopción, cualquier modificación de los estatutos sociales.

4.5.	La Prestataria deberá informar inmediatamente a la Prestamista de cualquier circunstancia que pueda afectar al cumplimiento del presente contrato, de la producción de cualquier causa de vencimiento anticipado y de cualquier evento significativo para la cuenta de resultado de la Prestataria, tales como inversiones o gastos de capital extraordinarios o nuevo endeudamiento.

4.6.	La Prestataria deberá abstenerse de pignorar o hipotecar ningún activo social, así como de afianzar u otorgar garantías de cualquier clase a tercero, sin consentimiento expreso y escrito previo de la Prestamista.

4.7.	La Prestataria deberá hacerse cargo de todos los gastos bancarios, comisiones, tarifas y cualesquiera otros gastos generados por el préstamo, su devolución y sus intereses.

4.8.	La Prestataria deberá informar a la empresa prestamista de cualquier indicio de no cumplimiento del presente contrato.

QUINTA.- REPORTING

Con carácter general, se definirán una serie de informes que deberá reportar la prestataria, que podrán ajustarse en plazo y detalle segán sea necesario, sobre su actividad en las siguientes áreas:

-	Control del cumplimiento del plan estratégico, para comprobar en qué grado se están alcanzando los objetivos propuestos, análisis de desviaciones, ejecución de estrategias marcadas y el plan de acción.

-	Control de las inversiones realizadas conforme a los planes financieros previstos.

-	Seguimiento del nivel de endeudamiento y control de riesgo.

-	Seguimiento del nivel de facturación.

-	Control de cobros y pagos.

-	Nivel de solvencia y capacidad de pago.

SEXTA.- INTERÉS APLICABLE.

Los intereses que devenguen el Préstamo se compondrán de una parte fija (independiente de los resultados de la Prestataria) y, en su caso, de otra variable en función de los resultados de la Prestataria, segán se expone a continuación:

6.1.	El Préstamo no vencido devengará un interés variable que, por cada año, será equivalente al 1,5 POR CIENTO (1,5%) del EBITDA del áltimo ejercicio cerrado y aprobado.

6.2.	Si en el momento de la liquidación aán no hubieran sido aprobadas por Junta General de la Prestataria las cuentas correspondientes al áltimo ejercicio a computar, cualquiera que sea la causa (incluido el vencimiento anticipado del préstamo), se tomará como EBITDA el correspondiente al ejercicio anterior.

6.3.	Las Partes acuerdan igualmente que existirá un tres POR CIENTO (3%) anual de interés fijo sobre el capital pendiente de reembolso.

6.4.	Los intereses se liquidarán en el momento del vencimiento del Préstamo, y deberán ser abonados de manera conjunta a la devolución de la cantidad prestada. No se liquidarán intereses en el caso de que se haya procedido a la capitalización del Préstamo conforme a la Cláusula 3.2 anterior.

6.5.	Para el cálculo de intereses, se entenderá que cada año natural tiene 360 días.

SÉPTIMA.- VENCIMIENTO ANTICIPADO.

7.1. Cualquier incumplimiento de las obligaciones de la Prestataria, así como la concurrencia de cualquiera de las causas descritas a continuación en el punto 7.2., determinará el vencimiento anticipado del Préstamo a instancias de la Prestamista.

A tal efecto, si se produce alguna de las causas de vencimiento anticipado, la Prestamista remitirá un requerimiento por escrito a la Prestataria para que, en el plazo de quince (15) días hábiles, subsane el incumplimiento o elimine la causa de vencimiento anticipado, si fuera posible.

Transcurrido dicho plazo sin haberse producido la subsanación o eliminación, la Prestamista podrá alternativamente:

-	Optar por la conversión del Préstamo en participaciones sociales/acciones de la compañía Prestataria; o bien

-	Resolver el Contrato, extinguiendo el Préstamo, y la Prestataria, en el plazo de treinta (30) días desde que reciba la notificación de resolución, deberá restituir a la Prestamista el principal del Préstamo, los intereses vencidos y cualesquiera otros gastos generados por el incumplimiento, y todo lo anterior sin perjuicio del derecho que asiste a la Prestamista para reclamarle todos aquéllos daños y perjuicios que fueren ocasionados.

7.2.	A los efectos del presente Contrato, podrán ser causas de vencimiento anticipado del mismo, además de cualquier incumplimiento de las obligaciones de la Prestataria, las siguientes:

●	Si la Prestataria utilizara los fondos puestos a su disposición en virtud de lo previsto en este Contrato para un fin distinto del pactado en la Cláusula PRIMERA anterior.

●	Que la Prestataria cese en el ejercicio de sus actividades o deje de cumplir con sus obligaciones con terceros.

●	Que una autoridad judicial, administrativa o de cualquier otro orden, decrete embargo sobre bienes o derechos de la Prestataria.

●	Que se solicite declaración judicial de quiebra, insolvencia, concurso de acreedores, suspensión de pagos o quita y espera, o situación concursal similar, por parte de la propia Prestataria, o que alguna de tales declaraciones fuera solicitada respecto a la Prestataria por cualquiera de sus acreedores.

●	La interposición contra la Prestataria de cualquier reclamación judicial por incumplimiento contractual, por responsabilidad extracontractual o en reclamación de cantidad.

●	El hecho de acordar la Prestataria su disolución o liquidación, o incurrir en alguna causa legal de disolución.

●	La pérdida de valor de los activos de la Prestataria, por cualquier causa (enajenación, siniestro, modificaciones de valor) que represente más de un treinta por ciento (30%) del valor de su activo inmovilizado conforme a las últimas cuentas anuales aprobadas.

●	Las modificaciones en la composición de los órganos de administración o del accionariado de la Prestataria que no sean aceptables para la Prestamista.

OCTAVA.- INCUMPLIMIENTO. INTERESES DE DEMORA.

Si a la fecha estipulada de vencimiento del Préstamo, la Prestataria no hubiese liquidado al completo las obligaciones de pago asumidas, la entidad Prestataria deberá abonar a la empresa Prestamista un interés de demora de acuerdo con lo establecido en la Ley de Presupuestos del Estado, publicada anualmente.

NOVENA.- ELEVACIÓN A PÚBLICO

Cualquiera de las partes puede solicitar se eleve a público el presente documento, siendo en su caso, todos los gastos por cuenta exclusiva de la Parte Prestataria.

DÉCIMA.- NOTIFICACIONES Y COMUNICACIONES.

Las comunicaciones se realizarán por escrito mediante carta certificada o correo electrónico con acuse de recibo. Las notificaciones que se realicen mediante carta certificada, deberán dirigirse al domicilio de cada una de ellas, indicados en el presente Contrato.

Las comunicaciones efectuadas por cualquiera de los interlocutores que fueran formalmente designados por las Partes, tendrán fuerza vinculante entre las mismas siempre que éstas se realicen en la forma y términos pactados en el presente Contrato.

UNDÉCIMA.- INDEPENDENCIA ENTRE LAS PARTES.

El presente Contrato no otorga entre las partes relación adicional de ningún orden, con excepción de la relación mercantil regulada en el mismo.

DUODÉCIMA.- CONFIDENCIALIDAD.

Las Partes se comprometen a no divulgar, ni utilizar directa o indirectamente la información y conocimientos de carácter confidencial que se faciliten mutuamente y con motivo del presente Contrato por cualquier medio y soporte, y referidas a información de negocios, información financiera, listas de clientes, listas de proveedores, inversionistas, empleados, información de precios, ventas y productos y/o servicios, técnicas, modelos, procesos, programas, diseños y a cualquier otra información que las partes estimen que deberá tener el carácter confidencial, y a no revelarlas ni dejarlas a disposición de terceros sin haber obtenido la conformidad previa y por escrito de la otra parte.

Ambas Partes se obligan a no hacer uso de la Información Confidencial recibida de la otra Parte para ningún otro propósito o fin que no sean los estrictamente indicados en el presente Contrato.

Ambas Partes acuerdan tomar las precauciones y medidas necesarias respecto a su personal e incluso terceros que puedan tener acceso a los conocimientos e información a los que se refiere la presente clausula, a fin de garantizar la confidencialidad de los mismos, siendo responsable directo por todos los daños y perjuicios que se deriven del incumplimiento negligente, doloso o culposo de esta obligación.

Una vez extinguido el presente Contrato, la Parte Receptora de la información destruirá toda información que sobre la presente relación haya almacenado en cualquier tipo de soporte o haya reproducido por cualquier tipo de procedimiento.

Esta obligación será indefinida, manteniéndose su vigencia con posterioridad a la finalización, por cualquier causa, del presente Contrato.

DECIMOTERCERA.- INTEGRIDAD DEL CONTRATO.

Cada una de las estipulaciones del presente Contrato debe ser interpretada separada e independientemente de las demás. En el supuesto de que cualquiera de ellas pase a ser inválida, ilegal o inejecutable en virtud de alguna norma jurídica, o fuera declarada nula o ineficaz por cualquier autoridad competente, la nulidad o ineficacia de la misma no afectará las demás estipulaciones, que conservarán su plena validez y eficacia. Las Partes acuerdan sustituir la cláusula o cláusulas afectadas por otra u otras que tengan los efectos correspondientes a los fines perseguidos por las Partes en el presente contrato.

DECIMOCUARTA.- CESIÓN DEL CONTRATO.

Para la cesión de este contrato será necesario el consentimiento expreso y por escrito de ambas partes

DECIMOQUINTA.- LEGISLACIÓN APLICABLE Y JURISDICCIÓN COMPETENTE

El presente Contrato estará sujeto y se regirá, por acuerdo expreso de las partes, en todo lo no previsto en sus cláusulas, por la legislación española que le sea de aplicación.

Las Partes acuerdan someter expresamente las controversias y litigios que se deriven de la interpretación y/o ejecución del presente contrato, con renuncia expresa al fuero que pudiera corresponderles, a los Juzgados y Tribunales de la ciudad de Cádiz.

DECIMOSEXTA.- CONSIDERACIONES FINALES

Días Hábiles. Todos los días excepto los sábados, domingos y festivos en España.

Modificaciones. Ninguna modificación o enmienda del presente Contrato será válida a no ser que se realice por escrito y sea firmada por cada una de las Partes.

Y, EN PRUEBA DE CONFORMIDAD y garantía de su cumplimiento, las Partes firman el presente documento, junto con sus anexos que, si los hubiere, forman parte integrante del mismo a todos los efectos, por duplicado y a un solo efecto, en el lugar y fecha indicados ut supra.

Firmado (La Prestamista):	Firmado (La Prestataria):

Cristina Romero Morenilla	Manuel Ignacio Díaz Charlo
En nombre y representación de	En nombre y representación de
GADES SPORTS TECHNOLOGY INDUSTRY, FCRE	INDANSPO, S.L.

PARTICIPATIVE LOAN AGREEMENT

BETWEEN

GADES SPORTS TECHNOLOGY INDUSTRY, FCRE

AND

INDANSPO, S.L.

In El Puerto de Santa Maria, on February 24, 2022

INDEX

FIRST.- PURPOSE

SECOND.- LOAN TERM AND CAPITAL AMORTIZATION

THIRD.- OBLIGATIONS AND RIGHTS OF THE LENDER

FOURTH.- OBLIGATIONS OF THE BORROWER

FIFTH.- REPORTING

SIXTH.- APPLICABLE INTEREST

SEVENTH.- EARLY MATURITY

EIGHTH.- BREACH. DEFAULT INTEREST

NINTH.- PUBLIC EXECUTION

TENTH.- NOTIFICATIONS AND COMMUNICATIONS

ELEVENTH.- INDEPENDENCE BETWEEN THE PARTIES

TWELFTH.- CONFIDENTIALITY

THIRTEENTH.- CONTRACT INTEGRITY

FOURTEENTH.- CONTRACT ASSIGNMENT

FIFTEENTH.- APPLICABLE LAW AND JURISDICTION

SIXTEENTH.- FINAL CONSIDERATIONS

APPEARING

On one side, Ms. Cristina Romero Morenilla, of legal age, holding Spanish National ID (DNI/NIF) number 32.860.683-P, and with domicile for these purposes at El Puerto de Santa Maria (Cádiz), Calle Los Moros, 32.

On the other side, Mr. Manuel Ignacio Diaz Charlo, of legal age, holding Spanish National ID (DNI/NIF) number 34.048.010-Y, and with domicile for these purposes at Cádiz, Edificio Marqués de Coprani, Calle San Bartolomé, 7.

ACTING

Ms. Cristina Romero Morenilla, in the name and on behalf of GADES SPORTS TECHNOLOGY INDUSTRY, FCRE (hereinafter, “GADES SPORTS” or “the Lender”), with Tax Identification Number (C.I.F.) V-09654831, and with registered office at El Puerto de Santa Maria (Cádiz), Calle Los Moros, 32. The entity was incorporated by means of a private document dated January 20, 2022, with an initial term of ten years from the first closing, and was registered with the Spanish National Securities Market Commission (CNMV) on February 18, 2022, under registration number 55. She acts in her capacity as Executive Director of Mar Océana Venture Capital Investments, S.A. SGEIC, the managing company of the Gades Sports Technology Industry FCRE Fund.

Mr. Manuel Ignacio Diaz Charlo, in the name and on behalf of INDANSPO, S.L. (hereinafter, “INDANSPO” or “the Borrower”), with Tax Identification Number (C.I.F.) B-67967661, and with registered office at Cádiz, Edificio Marqués de Coprani, Calle San Bartolomé, 7. The entity was incorporated by means of a public deed executed in San Fernando on January 3, 2022, before Notary Mr. Ignacio-José Padial Gómez Torrente, under protocol number 5. He acts in his capacity as sole administrator of INDANSPO, by virtue of a public deed granted before the Notary of El Puerto de Santa Maria, Mr. Antonio Manuel Torres Dominguez, on February 24, 2022, under protocol number 350.

Both parties (hereinafter, “the Parties”) declare that, in the capacities in which they are acting, they have the necessary legal capacity to execute this document and, for this purpose, they hereby:

RECITALS

I. The Borrower is interested in contracting a Participative Loan with the Lender, to be used for a series of investments within the framework of its corporate purpose.

.       The Lender is interested in granting the Borrower a Participative Loan under the terms and conditions set forth in this Agreement.

I. The Borrower has disclosed to the Lender its economic and financial situation, the contents of its corporate bylaws, the composition of its administrative bodies, and the identity of its shareholders, and the Lender declares its agreement in this regard.

II. The Parties freely agree to execute this PARTICIPATIVE LOAN AGREEMENT, which shall be governed by the following:

CLAUSES

FIRST – PURPOSE

The Lender grants the Borrower, who accepts, a Participative Loan in the total amount of SIX MILLION EIGHT HUNDRED THOUSAND EUROS (€6,800,000.00), in accordance with the characteristics, conditions, and terms stipulated in this Agreement.

This commercial loan shall be governed by the specific provisions outlined in this Agreement and by the applicable Spanish legal provisions, particularly Article 20 of Royal Decree-Law 7/1996, dated June 7, and the Second Additional Provision of Law 10/1996, dated December 18.

The Borrower shall use the loan to carry out an investment focused on the Sports Technology Industry, as well as on the management of assets that may add value to this sector. The investment will be particularly aimed at the organization of sports and other events, as well as the technological development of the industry and the Health sector.

To this end, as a first action, the Borrower shall acquire land located in the municipal district of Puerto Real, corresponding to Plot of the Partial Plan 2A-1B, in Polígono EL TROCADERO, Units NINE AND TEN, with the following property registration details:

●	Plot corresponding to Property Registry Number 9,083 of the Property Registry No. 2 of El Puerto de Santa María. This plot includes a small access property to the facility, which is registered as Property Registry Number 24,694. The Borrower holds 63.73% full ownership, while 36.27% belongs to the Andalusian Innovation and Development Agency (IDEA), with this latter percentage not being subject to transfer.

SECOND – LOAN TERM AND CAPITAL AMORTIZATION

The Loan subject to this Agreement is granted for a period of five (5) years, commencing on the date hereof and maturing on February 23, 2027, on which date the Borrower shall repay the Principal Amount of the Loan, together with any accrued interest.

Notwithstanding the foregoing, this Agreement may be extended for additional one-year periods, provided that both Parties mutually agree to such an extension in the days preceding the expiration of the aforementioned term.

THIRD.- OBLIGATIONS AND RIGHTS OF THE LENDER. 3.1. OBLIGATIONS OF THE LENDER.

3.1.1. The Lender shall deliver to the Borrower, as from the date of signature of this Agreement, the amount borrowed by means of transfer(s) to the bank account indicated by the Borrower at Banco Santander No.: ES37 0049 0122 8529 1192 4694.

3.1.2. The Lender shall comply with all other obligations arising from this Agreement and its Annexes, if any.

3.2. LENDER’S RIGHTS. EVENTUAL CONVERSION. CONTROL.

In addition to the rights granted to it in the event of default by the Borrower and those granted to it under the provisions of this Agreement and the legislation applicable in each case, the Parties expressly acknowledge that the Lender shall have the right to opt at any time to convert the Loan into shares/shares of the Borrower, maintaining its position of control within the Borrower. By virtue thereof, the Lender may opt, instead of repaying the Loan on the final maturity date thereof, to convert the amount subject to the Loan and the accrued interest into capital stock of the Borrower (through a capital increase by offsetting credits for an amount equal to the aforementioned principal plus interest), The Borrower shall be obliged to such conversion if the Lender has effectively opted for the capitalization and so communicates it in writing, leaving a record of its receipt, to the Borrower, which shall call a General Meeting within a term not exceeding fifteen (15) days from the date of the corresponding communication, including in the agenda of the meeting the corresponding resolution to increase the capital stock.

FOURTH.- OBLIGATIONS TO BE BORNE BY THE BORROWER

4.1. The Borrower shall repay to the Lender, in the time and manner agreed in this Agreement, the amount borrowed, together with the accrued interest pending payment.

4.2. The Borrower shall submit to the Lender, no later than three (3) months after the end of each financial year, the Annual Accounts once approved by the General Meeting and, if so requested by the Lender, and, if deemed necessary, duly audited by an auditor accepted by the Lender, in which case the audit costs shall be borne by the Lender.

4.3. Currently, the Lender, in the exercise of its shareholder rights, has appointed the Sole Director of the Borrower and will appoint the same individual again upon expiration of their term. Should the Borrower decide, at any point, to change the governance structure to a Board of Directors, the Lender reserves the right to appoint and designate a majority of its members (i.e., half plus one).

4.4. The Borrower shall notify the Lender, prior to its adoption, of any amendment to the bylaws.

4.5. The Borrower shall immediately inform the Lender of any circumstance that may affect the performance of this Agreement, of the occurrence of any cause for early maturity and of any significant event for the Borrower’s income statement, such as extraordinary investments or capital expenditures or new indebtedness.

4.6. The Borrower shall refrain from pledging or mortgaging any corporate assets, as well as from pledging or granting guarantees of any kind to third parties, without the express prior written consent of the Lender.

4.7. The Borrower shall be responsible for all bank charges, commissions, fees and any other expenses generated by the loan, its repayment and its interest.

4.8. The Borrower shall inform the Lender of any indication of non-compliance with this Agreement.

FIFTH – REPORTING

In general, a series of reports to be reported by the borrower will be defined, which may be adjusted in time and detail as necessary, on its activity in the following areas:

- Control of compliance with the strategic plan, to check the degree to which the proposed objectives are being achieved, analysis of deviations, execution of marked strategies and the action plan.

- Control of investments made in accordance with the financial plans.

- Monitoring the level of indebtedness and risk control.

- Monitoring of the level of invoicing.

- Control of collections and payments.

- Solvency level and payment capacity.

SIXTH.- APPLICABLE INTEREST.

The interest accruing on the Loan shall be composed of a fixed part (independent of the Borrower’s results) and, if applicable, of a variable part depending on the Borrower’s results, as set forth below:

6.1. The unmatured Loan shall accrue a variable interest which, for each year, shall be equivalent to 1.5 PERCENT (1.5%) of the EBITDA of the last closed and approved fiscal year.

6.2. If at the time of liquidation the Borrower’s accounts for the last year to be computed have not yet been approved by the Borrower’s General Meeting, for whatever reason (including early maturity of the loan), the EBITDA shall be taken as the EBITDA for the previous year.

6.3. The Parties also agree that there shall be a three PERCENT (3%) per annum fixed interest on the outstanding principal to be repaid.

6.4. The interest shall be settled at the time of maturity of the Loan, and shall be paid jointly with the repayment of the amount borrowed. No interest shall be paid in the event that the Loan has been capitalized in accordance with Clause 3.2 above.

6.5. For the calculation of interest, each calendar year shall be understood to have 360 days.

SEVENTH.- EARLY MATURITY.

7.1. Any breach of the Borrower’s obligations, as well as the occurrence of any of the causes described in point 7.2 below, shall determine the early maturity of the Loan at the Lender’s request.

To this effect, if any of the causes of early maturity occurs, the Lender shall send a written notice to the Borrower so that, within fifteen (15) business days, it remedies the breach or eliminates the cause of early maturity, if possible. After such period has elapsed without such cure or elimination, the Lender may alternatively:

- Opt for the conversion of the Loan into shares of the Borrower; or

- Resolve the Contract, extinguishing the Loan, and the Borrower, within thirty (30) days from the receipt of the notice of resolution, shall reimburse the Lender the principal of the Loan, the interest due and any other expenses generated by the default, and all the foregoing without prejudice to the right of the Lender to claim from the Borrower all those damages and losses that may be caused.

7.2. For the purposes of this Agreement, in addition to any breach of the Borrower’s obligations, the following may be causes for early termination of this Agreement:

●	§ If the Borrower were to use the funds placed at its disposal by virtue of the provisions of this Agreement for a purpose other than that agreed in Clause ONE above.

●	If the Borrower ceases to carry out its activities or ceases to comply with its obligations to third parties.

●	If a judicial, administrative or any other authority orders an embargo on the Borrower’s assets or rights.

●	The request for a judicial declaration of bankruptcy, insolvency, arrangement with creditors, suspension of payments or receivership, or similar insolvency situation, by the Borrower itself, or that any of such declarations were requested with respect to the Borrower by any of its creditors.

●	The filing against the Borrower of any legal claim for breach of contract, non-contractual liability or claim for payment.

●	The Borrower’s agreement to dissolve or liquidate the Borrower, or to incur in any legal cause for dissolution.

●	The loss of value of the Borrower’s assets, for any reason whatsoever (disposal, loss, changes in value) representing more than thirty percent (30%) of the value of its fixed assets according to the last approved annual accounts.

●	Changes in the composition of the Borrower’s management bodies or shareholders that are not acceptable to the Lender.

EIGHTH.- NONCOMPLIANCE. DEFAULT INTEREST.

If at the stipulated maturity date of the Loan, the Borrower has not fully settled the payment obligations assumed, the Borrower shall pay the Lender interest for late payment in accordance with the provisions of the State Budget Law, published annually.

NINTH.- ELEVATION TO PUBLIC

Either of the parties may request that this document be made public, and in such case, all expenses shall be borne exclusively by the Borrower Party.

TENTH.- NOTIFICATIONS AND COMMUNICATIONS.

Communications shall be made in writing by registered letter or e-mail with acknowledgement of receipt. Notifications made by registered letter shall be sent to the address of each of them, as indicated in this Agreement. The communications made by any of the interlocutors that were formally designated by the Parties, shall have binding force between the Parties as long as they are made in the form and terms agreed in the present Contract.

ELEVENTH.- INDEPENDENCE BETWEEN THE PARTIES.

This Agreement does not grant any additional relationship of any kind between the parties, with the exception of the commercial relationship regulated herein.

TWELFTH - CONFIDENTIALITY.

The Parties undertake not to disclose or use, directly or indirectly, the confidential information and knowledge provided to each other and in connection with this Agreement by any means and support, and referring to business information, financial information, customer lists, lists of suppliers, investors, employees, information on prices, sales and products and/or services, techniques, models, processes, programs, designs and any other information that the parties consider should be confidential, and not to disclose them or make them available to third parties without having obtained the prior written consent of the other party.

Both Parties agree not to make use of the Confidential Information received from the other Party for any purpose or end other than those strictly indicated in this Agreement.

Both Parties agree to take the necessary precautions and measures with respect to their personnel and even third parties that may have access to the knowledge and information referred to in the present clause, in order to guarantee the confidentiality of the same, being directly liable for all damages and prejudices derived from the negligent, fraudulent or culpable breach of this obligation.

Upon termination of this Agreement, the Party Receiving the information shall destroy all information about this relationship that has been stored in any type of support or has been reproduced by any type of procedure.

This obligation shall be indefinite, and shall remain in force after the termination, for any reason, of this Agreement.

THIRTEENTH.- INTEGRITY OF THE CONTRACT.

Each of the provisions of this Agreement shall be interpreted separately and independently from the others. In the event that any of them becomes invalid, illegal or unenforceable by virtue of any legal rule, or is declared null and void or ineffective by any competent authority, the nullity or ineffectiveness of the same shall not affect the other provisions, which shall retain their full validity and effectiveness. The Parties agree to substitute the affected clause or clauses for another or others that have the effects corresponding to the purposes pursued by the Parties in the present contract.

FOURTEENTH.- ASSIGNMENT OF THE CONTRACT.

The assignment of this contract shall require the express written consent of both parties.

FIFTEENTH.- APPLICABLE LAW AND COMPETENT JURISDICTION

This Agreement shall be subject to and shall be governed, by express agreement of the parties, in all matters not provided for in its clauses, by the applicable Spanish legislation. The Parties expressly agree to submit disputes and litigation arising from the interpretation and / or execution of this contract, expressly waiving the jurisdiction that may correspond to them, to the Courts and Tribunals of the city of Cadiz.

SIXTEENTH - FINAL CONSIDERATIONS

Business Days. All days except Saturdays, Sundays and holidays in Spain.

Modifications. No modification or amendment to this Agreement shall be valid unless made in writing and signed by each of the Parties.

AND, IN WITNESS WHEREOF, the Parties hereto sign this document, together with its annexes, which, if any, form an integral part hereof for all purposes, in duplicate and to one sole effect, at the place and on the date indicated above.

Signed (The Lender):	Signed (The Borrower):